SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2005

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

0-00508	SIERRA PACIFIC POWER COMPANY Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.
9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED OCTOBER 3, 2005

8.01 Other Events.
     On October 3, 2005, Sierra Pacific Power Company (SPPC), a wholly-owned subsidiary of Sierra Pacific Resources, filed two General Rate Cases (GRCs) with the Public Utilities Commission of Nevada (PUCN). The filings included SPPC’s statutorily required electric GRC, as well as the company’s first natural gas GRC since 1992.
     SPPC is requesting a $27 million increase in its electric rates, an overall increase of 3.4 percent. In its natural gas filing, SPPC is requesting an $8.3 million increase, an overall rise of 5.4 percent. The typical electric customer using 740 kilowatt hours of electricity would see an increase of $4.81 per month, from $91.10 to $95.91, and the typical natural gas customer using 58 therms of natural gas would see an increase of $5 in the monthly bill, from $62.76 to $67.76.
     If approved by the PUCN, the new rates for both electric and natural gas customers will take effect in the spring of 2006.
     A copy of a press release announcing the filing of the GRCs is attached as Exhibit 99.1 hereto.
9.01 Financial Statements and Exhibits.
(c) Exhibits.
     99.1 Press Release dated October 3, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: October 4, 2005	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: October 4, 2005	By:	/s/ John E. Brown
John E. Brown
Controller